UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 17, 2007

Rimage Corporation

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-00619	41-1577970
(Commission File Number)	(I.R.S. Employer Identification No.)

7725 Washington Avenue South Minneapolis, MN	55439
(Address Of Principal Executive Offices)	(Zip Code)

(952) 944-8144

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 3 through 7 are not applicable and therefore omitted.

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 17, 2007, the Board of Directors of Rimage Corporation (the “Company”), upon recommendation of the Compensation Committee, approved changes in certain meeting fees for committee chairs and retainers payable to non-employee directors and determined that each non-employee director elected or reelected at the 2008 Annual Meeting of Shareholders would receive a non-qualified option to purchase 7,500 shares of the Company’s common stock and 1,000 shares of restricted stock under the Company’s 2007 Stock Incentive Plan (the “Plan”). Under the terms of the Plan, the Compensation Committee determines the number of shares underlying any stock option or restricted stock award to be granted to non-employee directors upon election or reelection at an annual meeting of shareholders; provided, however, these annual stock incentive award grants may not exceed 25,000 shares. In fiscal 2007, each non-employee director received a non-qualified option to purchase 12,000 shares of the Company’s common stock and an award of 1,000 shares of restricted stock.

With respect to meetings after December 31, 2007, the chairs of the Audit Committee and the Compensation Committee will receive an additional $1,000 per committee meeting attended, an increase from $500 per committee meeting paid to the chairs of these committees in fiscal 2007. These fees are in addition to the normal committee meeting fees of $1,500 for each meeting attended in person and $1,000 for each telephonic meeting, both of which will remain unchanged. Additionally, beginning on January 1, 2008, each non-employee director will receive an annual retainer of $24,000, an increase of $6,000 from fiscal 2007, and the non-executive Chairman of the Board will receive an additional annual retainer of $16,000, an increase of $4,000 from fiscal 2007, for his service as chairman. The annual retainers will be payable quarterly.

ITEM 2.02    RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

The Company hereby furnishes a press release issued on October 18, 2007 disclosing material non-public information regarding its results of operations for the quarter ended September 30, 2007 and hereby furnishes statements of its Chief Executive Officer and Chief Financial Officer made on October 18, 2007 at a telephone conference relating to the quarter ended September 30, 2007 results.

ITEM 8.01    OTHER INFORMATION.

As reported in the press release issued on October 18, 2007, the Company’s Board of Directors adopted a stock repurchase program authorizing the repurchase of up to 500,000 shares of the Company’s common stock. This new program replaces the completed share repurchase program that was adopted in July 2007, under which the Company repurchased 500,000 shares during the quarter ended September 30, 2007. Shares will be purchased at prevailing market prices in the open market or in private transactions, subject to market conditions, share price, trading volume and other factors, and the repurchase program may be discontinued at any time. The Company will finance the purchase of the shares using cash on hand. Repurchases of common stock will be in accordance with Rule 10b-18 of the Securities Exchange Act of 1934.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
99.1	Press Release issued on October 18, 2007.
99.2	Statements of Bernard P. Aldrich, Chief Executive Officer, and Robert M. Wolf, Chief Financial Officer, at a telephone conference held on October 18, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RIMAGE CORPORATION

By:	/s/ Robert M. Wolf
Robert M. Wolf Chief Financial Officer

October 19, 2007